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                                                                     EXHIBIT 1.1










                       [3,120,000] SHARES OF COMMON STOCK


                               RENT-A-CENTER, INC.

                     COMMON STOCK, PAR VALUE $.01 PER SHARE





                             UNDERWRITING AGREEMENT
MAY [__], 2002



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                                 May [__], 2002




Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
SunTrust Capital Markets, Inc.
First Union Securities, Inc.
c/o      Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York 10036

Ladies and Gentlemen:

         Certain stockholders named in Schedule I hereto (the "SELLING STOCKHOLDERS") of Rent-A-Center, Inc., a Delaware corporation (the "COMPANY") severally propose to sell to the several Underwriters named in Schedule II hereto (the "UNDERWRITERS"), [3,120,000] shares of the common stock, par value $.01 per share, of the Company (the "FIRM SHARES"), each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in
Schedule I hereto.

         Certain Selling Stockholders named in Schedule I hereto severally propose to sell to the several Underwriters an aggregate of not more than an additional [468,000] shares of the common stock, par value $.01 per share, of the Company (the "ADDITIONAL SHARES") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. To the extent the Underwriters elect to purchase less than the full number of Additional Shares, such shares shall be sold pro rata, subject to rounding, by each of the Selling Stockholders. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Selling Stockholders are hereinafter sometimes collectively referred to as the "SELLERS."

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the



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"REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS" (all references herein to the Registration Statement and the Prospectus shall include all documents incorporated therein by reference (the "INCORPORATED DOCUMENTS")). If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

         1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and, in the case of the Incorporated Documents, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.



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                  (d) Each subsidiary of the Company named in Schedule III
         hereto (each, a "SUBSIDIARY") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except those liens and encumbrances securing the Company's obligations under that certain Amended and Restated Credit Agreement, dated August 5, 1998, as amended and restated as of May 3, 2002, among the Company, and the lenders and the agents named therein, as amended from time to time (the "SENIOR CREDIT FACILITIES").

                  (e) This Agreement has been duly authorized, executed and delivered by the Company.

                  (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  (g) The shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable. The Shares have been duly authorized and reserved and, when issued upon conversion of the Series A Preferred Stock in accordance with the Certificate of Designations, Preferences and Relative Rights and Limitations relating to the Series A Preferred Stock of the Company (the "Series A Certificate of Designations"), will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights.

                  (h) Except for the provisions of certain agreements that have been duly and properly waived by the parties thereto, the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the execution, delivery and performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.



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                  (i) Since the date as of which information is given in the
         Prospectus, except as otherwise stated therein, [and other than with respect to the dividend declared on [ ]for the quarter ended [ ], which is payable on [ ]to the holders of record of the Series A Preferred Stock (as hereinafter defined) at the close of business on [ ],] (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company or any of its Subsidiaries, whether or not arising in the ordinary course of business, (ii) the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business,
         (iii) the Company and its Subsidiaries have not entered into any material transaction other than in the ordinary course of business and
         (iv) there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (j) There are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (k) The financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the entities purported to be shown thereby at the respective dates indicated and the results of operations for the respective periods specified, and, except as otherwise stated in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

                  (l) The Company and its Subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies that are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where the failure to possess or make the same would not, singularly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole, and neither the Company nor any of its Subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any



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         such license, certificate, authorization or permit will not be renewed in the ordinary course.

                  (m) The Company and its Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, except such returns, which individually or in the aggregate, do not involve material amounts or where the failure to file such returns by the Company and its Subsidiaries, as the case may be, would not, individually or in the aggregate have a material adverse effect on such entity, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries, as the case may be, which has had (nor does the Company or any of its Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Subsidiaries, as the case may be, could reasonably be expected to have) a material adverse effect on the Company and its Subsidiaries taken as a whole, except to the extent that the validity thereof is being contested in good faith pursuant to appropriate proceedings.

                  (n) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act (each, a "PRELIMINARY PROSPECTUS"), complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (o) The Company is not required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (p) The Company and its Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for their businesses and consistent with insurance coverage maintained by similar companies and businesses, all of which insurance is in full force and effect.

                  (q) The Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the Company and its Subsidiaries have not received any notice of any claim of conflict with, any such rights of others, except for such notices of conflicts, which, if individually or in the aggregate determined adversely to the Company or any of its Subsidiaries, as the



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         case may be, would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  (r) The Company and its Subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company and, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries, (ii) could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or (iii) are securing the Company's and the Subsidiaries' obligations under the Senior Credit Facilities.

                  (s) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in a Preliminary Prospectus or the Prospectus has been made or reaffirmed without, in light of the circumstances under which such statements were made, a reasonable basis or has been disclosed other than in good faith.

                  (t) There are no costs or liabilities associated with any applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (u) Except as otherwise disclosed in the Registration Statement or the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or, except to the extent properly waived, to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

         2. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders severally represents and warrants to and agrees with each of the Underwriters that:

                  (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.



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                  (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and Mellon Investor Services LLC, as Custodian, relating to the deposit of the Series A Preferred Shares to be converted into the Shares to be sold by such Selling Stockholder (the "CUSTODY AGREEMENT") and the Power of Attorney appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY") will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or the limited partnership agreement of such Selling Stockholder (if such Selling Stockholder is a limited partnership) or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (c) Such Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney, and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.

                  (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.

                  (e) Delivery of the Shares to be sold by such Selling Stockholder and payment therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Shares without notice of an adverse claim.



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                  (f) All information furnished by or on behalf of such Selling
         Stockholder for use in the Prospectus under the caption "Selling Stockholders" is, and on the Closing Date and any Additional Closing Date will be, true, correct and complete, and does not, and on the Closing Date and any Additional Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

         3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at [ ] a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Sellers, severally and not jointly, agree to sell to the Underwriters the Additional Shares as set forth on Schedule I. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "Additional Closing Date"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Additional Closing Date as the number of Firm Shares set forth in Schedule II hereto.

         The Company agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, distribute to members or partners or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of



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ownership of the Common Stock, whether any such transaction described in clause
(i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the issuance of Common Stock issuable upon conversion of the Series A Preferred Stock, (B) options granted or stock issued upon the exercise of outstanding stock options or otherwise pursuant to the Company's stock incentive or employee stock purchase plans, (C) with the prior consent of Morgan Stanley & Co. Incorporated, securities issued by the Company in connection with an acquisition of a business or assets; provided that Morgan Stanley & Co. Incorporated agrees to respond to any request for its consent pursuant to this clause (C) as soon as reasonably practicable after its Equity Capital Markets Desk has been notified of such request.

         4. Terms of Public Offering. The Company and the Sellers are advised by you that the Underwriters propose to make a public offering of the Sellers' respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Sellers are further advised by you that the Shares are to be offered to the public initially at [ ] a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of [ ] a share under the Public Offering Price, and that no Underwriter may allow, and no dealer may reallow, a concession to other underwriters or to dealers.

         5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [ ], or at such other time on the same or such other date, not later than [ ], as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Payment for any Additional Shares shall be made to the Sellers in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than _______, 2002 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Additional Closing Date."

         Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or applicable Additional Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or applicable Additional Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in



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connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         6. Conditions to the Underwriters' Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

         The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion of Winstead Sechrest & Minick P.C., outside counsel for the Company, dated the Closing Date, to the effect that:



                                       10
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                           (i) the Company has been duly incorporated, is
                  validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                           (ii) each Subsidiary of the Company has been duly
                  incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                           (iii) the authorized capital stock of the Company
                  conforms as to legal matters to the description thereof contained in the Prospectus;

                           (iv) the shares of Common Stock (including the Shares
                  to be sold by the Selling Stockholders) outstanding prior to the sale of the Shares by the Selling Stockholders have been duly authorized and are validly issued, fully paid and non-assessable.

                           (v) all of the issued shares of capital stock of each
                  Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except those liens and encumbrances securing the Company's and the Subsidiaries' obligations under the Senior Credit Facilities;

                           (vi) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (vii) the execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or



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

                  the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement binding upon the Company or any of its Subsidiaries that has been filed as an exhibit (including exhibits previously filed and incorporated therein) to the Company's Annual Report on Form 10-K for the year ended December 31, 2001 or the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, or any agreement that, but for the passage of time, would have to be filed as an exhibit to the Company's Quarterly Report on Form 10-Q, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

                           (viii) the statements (A) in the Prospectus under the
                  captions "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Senior Credit Facilities," "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Senior Subordinated Notes," "Business-Government Regulation," "Business-Legal Proceedings," "Description of Capital Stock," and "Underwriters" and (B) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein pertaining to the Company or any of its Subsidiaries, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                           (ix) such counsel shall also state, after due
                  inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (x) to such counsel's knowledge, the Company and its
                  Subsidiaries possess all material licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory agencies or bodies which are necessary in connection with rent-to-own transactions, except where the failure to possess the same would not, singularly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole;

                           (xi) the Company is not required to register as an
                  "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                           (xii) such counsel shall also state that (A) such
                  counsel believes that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any belief) comply as to form in all material respects with the Securities Act and, in the case of the Incorporated Documents, the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) such counsel has no reason to believe that (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any belief) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) such counsel has no reason to believe that (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) The Underwriters shall have received on the Closing Date opinions of (i) Akin Gump Strauss Hauer & Feld, L.L.P. or Michael D. Weiner, General Counsel, Apollo Advisors IV, L.P., counsel for each of Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P, (the "APOLLO SELLING STOCKHOLDERS") and (ii) [ ], General Counsel, Bear, Stearns & Co. Inc., counsel for Bear Stearns MB 1998-1999 Pre-Fund, LLC (the "BEAR STEARNS MB SELLING STOCKHOLDER" and together with the Apollo Selling Stockholders, the "SELLING STOCKHOLDERS"), dated the Closing Date, to the effect that:

                           (i) this Agreement has been duly authorized, executed
                  and delivered by or on behalf of each of the Selling Stockholders;

                           (ii) the execution and delivery by each Selling
                  Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the Custody Agreement and Powers of Attorney of such Selling Stockholder will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or the limited partnership agreement of such Selling Stockholder (if such Selling Stockholder is a limited partnership) or, to such counsel's knowledge, any agreement or other instrument binding upon such Selling Stockholder or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

                           (iii) each of the Selling Stockholders has valid
                  title to, or a valid security entitlement in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities and other encumbrances, and each of the Selling Stockholders has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder of a security entitlement in respect of such shares;

                           (iv) the Custody Agreement and the Power of Attorney
                  of each Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder; and

                           (v) delivery of stock certificates representing the
                  Shares to be sold by the Selling Stockholders, endorsed to the Underwriters and payment therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Shares without notice of an adverse claim.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(vi) and 6(c)(viii) (but only as to the statements in the Prospectus under "Underwriters") and 6(c)(xii)(B) and (C) above.

         With respect to Section 6(c)(xiii) above, Winstead Sechrest & Minick P.C. and Davis Polk & Wardwell may state that their opinions and beliefs are based upon their participation in the preparation of the Incorporated Documents (in the case of Winstead Sechrest & Minick P.C.), the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(c) above, Winstead Sechrest & Minick P.C. may rely, with respect to factual matters and to the extent such counsel deems appropriate, upon representations of the Company contained herein. With respect to Section 6(d) above, [ ], General Counsel, Bear Stearns & Co. Inc. and Michael D. Weiner, General Counsel, Apollo Advisors IV, L.P. or Akin Gump Strauss Hauer & Feld, L.L.P. (as the case may be) may rely, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Stockholder and in other documents and instruments; provided that copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel.

         The opinions of Winstead Sechrest & Minick P.C. described in Sections 6(c) above and [ ], General Counsel, Bear Stearns & Co. Inc. and Michael D. Weiner, General Counsel, Apollo Advisors IV, L.P. or Akin Gump Strauss Hauer & Feld, L.L.P. (as the case may be) described in Section 6(d) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.

                  (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Grant Thornton LLP, independent certified public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof; provided further that such letter shall include as an attachment a copy of a report issued by such accountants under Statement on Standards for Attestation Engagements (SSAE) No. 10 on the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the Prospectus.

                  (g) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Additional Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Additional Closing Date and other matters related to the issuance of such Additional Shares.

         7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, six signed copies of the Registration Statement (including exhibits thereto and the Incorporated Documents) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including the Incorporated Documents) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus, any Incorporated Documents and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include the Incorporated Documents.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 2003 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary,

(viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Sellers may otherwise have for the allocation of such expenses among themselves.

         9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company, with Section 7(a) hereof.

                  (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, the Underwriters, and each person, if any, who controls the Company or the Underwriters, as the case may be, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished by or on behalf of such Selling Stockholder expressly for use in any preliminary prospectus, or the Prospectus under the caption "Selling Stockholders" or any amendments or supplements thereto.

                  (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act,
         (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                  (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, or any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Series A Preferred Shares.

         10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

         11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or an Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Additional Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Additional Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Additional Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any of the Company or any Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Company or any Selling Stockholder shall be unable to perform its obligations under this Agreement, the Company and the Selling Stockholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                       Very truly yours,

                                       RENT-A-CENTER, INC.



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       The Selling Stockholders named in
                                          Schedule I hereto, acting severally



                                       By:
                                          --------------------------------------
                                          Attorney-in-Fact

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
SunTrust Capital Markets, Inc.
First Union Securities, Inc.

Acting severally on behalf of themselves and the several Underwriters named in
    Schedule II hereto.

By: Morgan Stanley & Co. Incorporated



By:
    -----------------------------------
    Name:
    Title:

                                                                      SCHEDULE I


                                                                                       NUMBER OF
                                                                NUMBER OF             ADDITIONAL
                                                               FIRM SHARES              SHARES
         SELLING STOCKHOLDER                                    TO BE SOLD             TO BE SOLD
         -------------------                                   -----------            -----------
APOLLO INVESTMENT FUND IV, L.P.                                  2,847,378                427,107
APOLLO OVERSEAS PARTNERS IV, L.P.                                  152,777                 22,916
BEAR STEARNS MB 1998-1999 PRE-FUND, LLC                            119,845                 17,977



                                                                ----------               --------
         TOTAL:                                                 [3,120,000]              [468,000]
                                                                ==========               ========

                                                                     SCHEDULE II



                                                                  NUMBER OF FIRM SHARES
          UNDERWRITER                                                TO BE PURCHASED
MORGAN STANLEY & CO. INCORPORATED                                       [TO COME]
LEHMAN BROTHERS INC.
BEAR, STEARNS & CO. INC.
SUNTRUST CAPITAL MARKETS, INC.
FIRST UNION SECURITIES, INC.
[OTHER UNDERWRITERS]






                                                                       ----------
         TOTAL:                                                        [3,120,000]
                                                                       ==========

                                                                    SCHEDULE III



          SUBSIDIARIES

Advantage Companies, Inc.

ColorTyme, Inc.

                                                                       EXHIBIT A


                            [FORM OF LOCK-UP LETTER]


                               ____________, 2002



Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
Sun Trust Capital Markets, Inc.
First Union Securities, Inc.
c/o      Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Rent-A-Center, Inc., a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of [3,120,000] shares (the "SHARES") of the Common Stock , $.01 par value per share, of the Company (the "COMMON STOCK").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, distribute to members or partners or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the shares of the Series A Preferred Stock (the "SERIES A PREFERRED STOCK"), par value $.01 per share, of the Company to be sold pursuant to the Underwriting Agreement, (B) shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (C) bona fide gifts of Common Stock by the undersigned; provided that each recipient of any such gift shall deliver an executed copy of this Agreement to the Underwriters prior to or contemporaneously with such transaction or (D) the sale or transfer of shares of securities, in connection with a sale of the Company pursuant to an offer made on substantially the same terms to all Company stockholders of which the Underwriters have been advised in writing. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's share of Common Stock except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. Notwithstanding anything to the contrary herein, this Lock-Up Agreement shall expire if the Public Offering is not consummated on or before July 31, 2002.

                                       Very truly yours,



                                       -----------------------------------------
                                       (Name)

                                       -----------------------------------------
                                       (Address)



                                        2